UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025 (June 12, 2025)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Innovation Point, 5th Floor Fort Mill, SC		29715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-4034

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 12, 2025, Delores B. Weaver gifted 166,666 shares of common stock of Shoe Carnival, Inc. (the “Company”) owned directly by Mrs. Weaver in her name to a donor-advised charitable gift fund as part of her estate planning. Mrs. Weaver is the spouse of J. Wayne Weaver, the Chairman of the Board of the Company. Mrs. Weaver has no control over, and cannot direct the disposition of, the gifted shares by the charitable gift fund. The proceeds from the sale of any gifted shares by the charitable gift fund may only be used for charitable purposes. As required under Section 16 of the Securities Exchange Act of 1934, as amended, on June 13, 2025, Mrs. Weaver and Mr. Weaver each filed a Statement of Changes in Beneficial Ownership on Form 4 with the Securities and Exchange Commission reporting the gift by Mrs. Weaver. Following the gift, Mrs. Weaver continues to own 4,833,178 shares of the Company’s common stock directly in her name.

Mrs. Weaver also informed the Company that she currently intends to make additional gifts of shares of the Company’s common stock that she owns directly in her name to the charitable gift fund, at her sole discretion, over the next several years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: June 13, 2025	By:	/s/ Patrick C. Edwards
Patrick C. Edwards
Senior Vice President
Chief Financial Officer, Treasurer and Secretary